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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): April 17, 2003

                         AMERICAN MEDIA OPERATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                    1-11112                  65-0203383
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)          Identification Number)

190 Congress Park Drive, Suite 200, Delray Beach, Florida         33445
        (Address of Principal Executive Office)                 (Zip Code)

       Registrant's telephone number, including area code: (561) 997-7733

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

     On April 24, 2003, American Media Operations, Inc. (the "Company") filed a current report on Form 8-K reporting that EMP Group L.L.C. (the "LLC"), which owns all the outstanding capital stock of American Media, Inc. ("AMI"), which, in turn, owns all the outstanding capital stock of the Company, merged (the "Merger") on April 17, 2003 with and into EMP Merger Corporation, a newly created merger vehicle (the "Merger Sub"), with the LLC being the surviving entity. This amendment to that report is filed to clarify that certain new investors, including Evercore Capital Partners II L.P. and certain of its affiliated funds and Thomas H. Lee Equity Fund V, L.P. and certain of its affiliated funds, together with certain existing investors of the LLC, including the principals of Evercore Capital Partners L.P., David J. Pecker, the Chief Executive Officer of AMI, and other members of AMI management, contributed approximately $434,570,000 in cash and existing ownership interests of the LLC valued at approximately $73,270,000 to Merger Sub immediately prior to the effective time of the Merger.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN MEDIA OPERATIONS, INC.


Date: April 25, 2003                       By:      /s/ JOHN MILEY
                                              ----------------------------------
                                               Name:  John Miley
                                               Title: Executive Vice President
                                                      and Chief Financial
                                                      Officer